UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 12, 2011

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska	91-0742812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2607 Southeast Blvd, Suite B211

Spokane, Washington  99223

(Address of principal executive offices, including zip code)

(509) 535-7367

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On August 4, 2011, the Company paid $358,641 to purchase 213.413 ounces of fine gold to satisfy four Alluvial Gold Forward contracts which required delivery of 110.539 ounces of alluvial gold and 117.245 ounces of fine gold. These contracts had been accounted for as notes payable in gold previously entered into by the Company.

On August 3, 2011, the Company paid $190,941 to satisfy one Fine Gold Forward contract in lieu of delivering 117.647 ounces of fine gold under this note payable in gold contract.

As part of the private placement closed on July 29, 2011, the Company converted its obligations underlying certain Fine Gold and Alluvial Gold Forward Sales Contracts (the “July Converted Forward Sales Contracts”), pursuant to the conversion terms of the July Converted Forward Sales Contracts, accounted for as notes payable in gold previously entered into by the Company. Under the conversion, the Company converted 109.355 ounces of alluvial gold and 171.286 ounces of fine gold due under the July Converted Forward Sales Contracts into 2,029,908 units, as described in our form 8-K filed on August 4, 2011.

Prior to the purchase of gold to satisfy two notes payable in gold contracts, payment of cash to satisfy one note payable in gold contract, and conversion of gold into units under the July Converted Forward Sales Contracts, the Company owed 219.894 ounces of alluvial gold deliverable in November 2012 and 406.178 ounces of fine gold deliverable in November 2011. After these three events, the Company has satisfied all of its notes payable in gold contracts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: September 12, 2011	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer